UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

OPTICAL CABLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

February 12, 2004

Dear Shareholder:

You are cordially invited to attend Optical Cable Corporation’s (the “Company”) annual meeting of shareholders to be held on March 9, 2004, at 10:00 a.m. local time at the Wachovia Tower, 10 S. Jefferson Street, 9th floor training room, Roanoke, Virginia.

You are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders;

(2)	adopt the 2004 Non-employee Directors Stock Plan and approve the reservation of 250,000 common shares of the Company for issuance under the 2004 Non-employee Directors Stock Plan; and

(3)	ratify the appointment of KPMG LLP as independent auditors for the Company.

We also will be pleased to report on the affairs of the Company.

Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

Sincerely,

/s/ Neil D. Wilkin, Jr.
Neil D. Wilkin, Jr.
Chairman of the Board of Directors, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 9, 2004

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company”), is scheduled to be held on March 9, 2004 at 10:00 a.m. local time at the Wachovia Tower, 10 S. Jefferson Street, 9th floor training room, Roanoke, Virginia for the following purposes:

1. to elect five directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual shareholders meeting and until their successors are duly elected and qualified;

2. to adopt the 2004 Non-employee Directors Stock Plan and approve the reservation of 250,000 common shares for issuance under the 2004 Non-employee Directors Stock Plan;

3. to ratify the selection of KPMG LLP as independent auditors for the Company for fiscal year 2004; and

4. to transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on January 30, 2004 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

/s/ Kenneth W. Harber
Kenneth W. Harber
Secretary

Roanoke, Virginia

February 12, 2004

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 9, 2004

Proxy Solicitation

This proxy statement is furnished to the holders of common shares, no par value (“Common Shares”), of Optical Cable Corporation, a Virginia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 9, 2004, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 12, 2004 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting supplemental solicitations may also be made by mail or by telephone, telegraph or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted in favor of the matters as set forth in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders, and in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date and Voting Rights

Only shareholders of record at the close of business on January 30, 2004 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 5,610,297 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. All other matters to come before the annual meeting require the approval of the holders of a majority of the votes cast at the annual meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board, currently comprised of five members, has nominated five persons for election as Directors. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company
Neil D. Wilkin, Jr.	40	2001	Chairman of the Board of Directors, President and Chief Executive Officer
Luke J. Huybrechts	58	1995	Director and Senior Vice President of Sales
Randall H. Frazier	53	1996	Director
John M. Holland	58	1996	Director
Craig H. Weber	44	2002	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin was first elected a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Senior Vice President, Chief Financial Officer and Treasurer of homebytes.com, incorporated (“Homebytes”), a nationally licensed real estate brokerage company. Mr. Wilkin joined Homebytes in January 2000. He also was Senior Vice President and Chief Financial Officer of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. Mr. Wilkin previously practiced law for over 5 years concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. A CPA for since 1986, Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from McIntire School of Commerce at the University of Virginia.

Mr. Huybrechts was elected a Director of the Company in August 1995 and has been Senior Vice President of Sales since joining the Company in 1986. Prior to joining the Company, Mr. Huybrechts worked at ITT’s Electro-Optical Products Division for 10 years in marketing, sales and research and development in fiber optic communications. Mr. Huybrechts has served on the Board of Directors of Cybermotion Inc. since 1998. Mr. Huybrechts holds bachelors and masters degrees in electrical engineering from Carnegie Mellon University.

Mr. Frazier was elected a Director of the Company in April 1996. Mr. Frazier is currently President and Chief Executive Officer of R. Frazier, Inc., 1st Choice Financial and 1st Manufacturers Computer Outlet, together a consortium of privately held companies that sell, service and finance electronic products to the home user market.

Mr. Frazier founded R. Frazier, Inc. in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc. Mr. Frazier holds a degree in chemistry from Virginia Military Institute.

Mr. Holland was elected a Director of the Company in April 1996. Mr. Holland is President of Cybermotion Inc., a company he co-founded in 1984. Mr. Holland’s previous employment experience includes the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books. His most recent book, Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine, was published in 2003.

Mr. Weber was elected a Director of the Company in February 2002. Mr. Weber currently is Managing Partner of Hollymeade Group, LLC, a real estate investment firm that he founded in November 2003. Previously Mr. Weber was employed by Whitlock eBusiness Solutions, a business and technology consulting firm based in Richmond, Virginia, as President from July 2001 until February 2003 and as Chief Executive Officer from February 2003 until November 2003. Prior to joining Whitlock eBusiness Solutions, Mr. Weber was employed by homebytes.com incorporated (“Homebytes”), a nationally licensed real estate brokerage company from August 1999 until May 2001. He served on the board of directors and in various executive officer capacities at Homebytes, including Executive Vice President and Chief Operating Officer. He also served as an executive officer and board member of Owners.com, Inc., a subsidiary of Homebytes. On June 1, 2001, both Homebytes and Owners.com, Inc. filed for bankruptcy protection. From 1997 to 1999, Mr. Weber was Vice President of Business Development and Chief Legal and Administrative Officer at Walco International, Inc. a national distributor of pharmaceuticals and other products used in the commercial production of food animals headquartered in Dallas/Ft. Worth, Texas. Prior to that, Mr. Weber practiced law for over 12 years concentrating on corporate finance, mergers and acquisitions and general corporate matters. He worked at two law firms, McGuireWoods LLP in Richmond, Virginia, where he was a partner, and Sullivan & Cromwell in New York, New York. Mr. Weber earned his MBA from the College of William and Mary, his law degree from the University of Virginia and his undergraduate degree from Cornell University.

Code of Ethics

The Board has adopted a Code of Ethics that applies to each of our directors, officers and employees. This Code of Ethics is attached as Appendix A to this proxy statement. The Code of Ethics sets forth our policies and expectations on a number of topics, including: Compliance with laws, rules and regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibitions Against Payments to Government Personnel; Waivers of the Code of Business Conduct of Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Audit Committee will review the Code of Ethics on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate.

The Board also has adopted a Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and Controller. This Code of Ethics also is attached as Appendix B to the proxy statement. Under the Code of Ethics, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Audit Committee will review the Code of Ethics that applies to the Chief Executive Officer and senior financial officers on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate.

Compensation of Directors

Each non-employee Director was paid an annual retainer of $5,000 and $250 for each meeting that he attended, including board and committee meetings. In addition, the Company reimbursed the non-employee Directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. Management Directors did not receive any compensation for their services as Directors other than the compensation they receive as employees of the Company.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of seven meetings during the Company’s fiscal year ended October 31, 2003. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served. It is the policy of the Company that Directors attend annual meetings of shareholders. All of the Directors of the Company attended the last annual meeting of shareholders. The Board of Directors has determined that each of Messrs. Frazier, Holland and Weber qualify as independent directors in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Shareholders may send communications to the Board of Directors by mailing the same addressed to Board of Directors (or addressed to a specific individual director), Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

During the fiscal year, the Audit Committee was comprised of Messrs. Frazier, Holland and Weber. Messrs. Frazier and Weber are considered independent under the listing standards of Nasdaq and will be considered independent under the SEC’s audit committee independence standards which take effect on March 9, 2004 for the Company. Although Mr. Holland is considered independent under the applicable Nasdaq independence standards, Mr. Holland will not be considered independent under the SEC’s audit committee independence standards after March 9, 2004, because Mr. Holland performs consulting services for us in exchange for fees. Therefore, Mr. Holland will not be a member of the Audit Committee after the March 9, 2004 Annual Meeting. The Audit Committee met seven times during the fiscal year. Due to anticipated changes in the membership of the Audit Committee, the Board of Directors has not named an Audit Committee financial expert at this time. The Board of Directors is currently evaluating whether a current member of the Audit Committee will be named as the Audit Committee financial expert, or whether an Audit Committee financial expert will be added to the Audit Committee. The Company intends to identify or add an Audit Committee financial expert before its 2005 annual meeting.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included with this proxy statement as Appendix C. The Audit Committee selects, subject to shareholders’ notification, the independent auditors of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company’s independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

During the fiscal year, the Compensation Committee was comprised of Messrs. Frazier, Holland and Weber. As of December 30, 2003, Mr. Holland ceased serving as a member of the Compensation Committee. The Compensation Committee met four times during the fiscal year. The Compensation Committee and the Board of Directors, as appropriate, administers the Company’s 1996 Stock Incentive Plan (the “Stock Incentive Plan”). Since December 2001, the Compensation Committee has consisted of only non-employee Directors.

The Compensation Committee: (i) reviews and approves all compensation for the President and Chief Executive Officer; (ii) reviews and approves the President and Chief Executive Officer’s employment agreement, if any; (iii) reviews recommendations made by the President and Chief Executive Officer with respect to compensation for all executive officers other than the President and Chief Executive Officer; (iv) reviews recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the President and Chief Executive Officer; (v) reviews recommendations made by the President and Chief Executive Officer with respect to, and approves and administers, the annual management incentive plan, if any, for officers and managers of the Company; (vi) establishes the individual goals for the President and Chief Executive Officer under any annual management incentive plan; and (vii) carries out related responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Stock Incentive Plan is administered by the Compensation Committee or the full Board of Directors, as appropriate.

The Company does not have a nominating committee because the Company has determined that since it only has five Directors, a nominating committee is not necessary. Any discussions regarding a new director would be discussed with the entire Board of Directors. Following any discussion with the entire Board of Directors, our independent directors, Messrs. Frazier, Holland and Weber would determine and vote as to whether the individual named will be nominated to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

PROPOSAL NO. 2

ADOPTION OF THE 2004 NON-EMPLOYEE DIRECTORS

STOCK PLAN

The Company is seeking approval for the adoption of the 2004 Non-Employee Directors Stock Plan (the “Directors Plan”) and the reservation of 250,000 Common Shares for issuance under the Directors Plan. If adopted, the Company will implement the Directors Plan shortly following the March 9, 2004 Annual Meeting. Three members of the Board are expected initially to qualify to receive Common Shares under the Directors Plan.

The complete text of the Directors Plan is attached as Appendix D to this proxy statement. The following summary of certain provisions of the Directors Plan is qualified by reference to the text of the Directors Plan.

General

The Directors Plan authorizes the Board to pay all or a part of director fees, in the form of stock grants (“Stock Awards”), to Board members who are not full-time employees of the Company.

Number of Common Shares Available for Awards

The Directors Plan authorizes 250,000 Common Shares to be reserved for issuance pursuant to awards made under the Directors Plan. Adjustments will be made in the aggregate number of shares that may be issued under the Directors Plan in the event of a change affecting the Company’s Common Shares, such as stock dividends, stock splits, subdivisions, consolidation of shares or similar changes in capitalization.

Administration

The Company’s Board of Directors will administer the Directors Plan and has the complete discretion to determine when to grant Stock Awards, which eligible Directors will receive Stock Awards, and the number of Common Shares to be allocated to each Stock Award. The Company’s Board of Directors may impose such other restrictions and requirements as it may deem appropriate. The Directors Plan is intended to conform to the provisions of Rule 16b-3.

Stock Awards

Stock Awards may be granted under the Directors Plan as part of the Director fees paid to members of the Company’s Board of Directors who are not full-time employees. In general, Stock Awards may not be sold, transferred, pledged, or otherwise encumbered or disposed of until the passage of six months from the date of grant.

Modification of the Plan

The Board of Directors may terminate or amend the Directors Plan in such respects as it deems advisable, provided that no change will be made that increases the total number of Common Shares reserved for issuance under the Directors Plan unless such change is approved by the shareholders of the Company. If not sooner terminated by the Company’s Board of Directors, the Directors Plan will terminate at the close of business on March 8, 2014. The Board of Directors, in its sole discretion, may add a deferral feature to the Directors Plan which will allow a participating Board member to defer receipt of Stock Awards to a later tax period.

Federal Income Tax Consequences

A participating Director will incur federal income tax when granted a Stock Award. In general, a participating Director who has received a Stock Award will include in gross income as compensation income an amount equal to the fair market value of the shares of the Stock Award at the time of grant. Such amount will be included in income in the tax year in which such grant occurs. This summary of federal income tax consequences of incentive awards granted under the Directors Plan does not purport to be complete. State, local and foreign income taxes also may be applicable to the transactions described above.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected, subject to ratification by the shareholders, the firm of KPMG LLP as the Company’s independent auditors for fiscal year 2004. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of other independent auditors will be considered by the Audit Committee.

A representative of KPMG LLP is expected to attend the annual meeting. The representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Except as noted below, the following table sets forth information as of January 30, 2004 regarding the beneficial ownership of the Company’s Common Shares of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	80,380	(1)	1.43%
Luke J. Huybrechts	34,177	(2)	*
Charles W. Carson	20,000	(3)	*
Tracy G. Smith	17,000	(4)	*
Randall H. Frazier	1,041	(5)	*
John M. Holland	1,041	(6)	*
Craig H. Weber	26,166	(7)	*
Kevin L. Wenck Polynous Capital Management, Inc. Polynous Growth Fund One Pine Street, Suite 2208 San Francisco, CA 94111	566,309	(8)	10.09%
All Directors and executive officers as a group (7 persons)	179,805		3.20%

*	Less than 1%

(1)	Includes 18,880 shares that Mr. Wilkin may acquire through the exercise of stock options within 60 days of the date hereof. Also includes 28,500 shares of restricted stock granted on December 30, 2003 pursuant to the Stock Incentive Plan. These shares of restricted stock vest quarterly over 16 vesting dates with the first vesting date occurring on January 31, 2004.

(2)	Includes 11,693 shares that Mr. Huybrechts may acquire through the exercise of stock options within 60 days of the date hereof and 2,236 shares that Barbara Huybrechts, his wife, may acquire through the exercise of options within 60 days of the date hereof. Also includes 20,000 shares of restricted stock granted on December 30, 2003 pursuant to the Stock Incentive Plan. These shares of restricted stock vest quarterly over 16 vesting dates with the first vesting date occurring on January 31, 2004.

(3)	Includes 20,000 shares of restricted stock granted on December 30, 2003 pursuant to the Stock Incentive Plan. These shares of restricted stock vest quarterly over 16 vesting dates with the first vesting date occurring on January 31, 2004.

(4)	Includes 1,750 shares that Ms. Smith may acquire through the exercise of stock options within 60 days of the date hereof. Also includes 14,500 shares of restricted stock granted on December 30, 2003 pursuant to the Stock Incentive Plan. These shares of restricted stock vest quarterly over 16 vesting dates with the first vesting date occurring on January 31, 2004.

(5)	Includes 1,041 shares that Mr. Frazier may acquire through the exercise of stock options within 60 days of the date hereof.

(6)	Includes 1,041 shares that Mr. Holland may acquire through the exercise of stock options within 60 days of the date hereof.

(7)	Includes 1,041 shares that Mr. Weber may acquire through the exercise of stock options within 60 days of the date hereof.

(8)	This information was provided by Mr. Wenck as of October 31, 2003. At the time the Company filed its proxy statement, Mr. Wenck had not filed a Schedule 13G and it was not possible to determine the actual number of Common Shares beneficially owned by Mr. Wenck as of January 30, 2004.

EXECUTIVE OFFICERS

Executive Officers

The current executive officers of the Company are: Neil D. Wilkin, Jr., President and Chief Executive Officer; Luke J. Huybrechts, Senior Vice President of Sales; Charles W. Carson, Senior Vice President of Marketing and Strategy; and Tracy G. Smith, Vice President and Chief Financial Officer. See the information concerning nominees for Directors above for certain information concerning Messrs. Wilkin and Huybrechts.

Charles W. Carson became Senior Vice President of Marketing and Strategy on January 8, 2003. Mr. Carson joined the Company from Pirelli Cable, where he worked for a total of 13 years, most recently holding the position of Vice President of Marketing and Customer Service. Mr. Carson has over 20 years of business experience in fiber optic cable.

Tracy G. Smith became the Vice President and Chief Financial Officer on September 16, 2003. Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 1, 2002 through September 15, 2003. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP.

There are no family relationships among the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Years	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Options Granted (#)	All Other Compensation ($) (5)
Neil D. Wilkin, Jr, President and Chief Executive Officer	2003 2002 2001	$250,000 120,000 20,000	$73,208 252,648 16,192	$4,805 42,000 15,000	(1) (2) (3)	— — 31,250		$19,677 4,612 —

Luke J. Huybrechts, Senior Vice President of Sales	2003 2002 2001	$175,000 113,820 111,842	$51,036 116,467 93,980	— — —		— 15,625 2,250		$14,341 11,545 10,452

Charles W. Carson, Senior Vice President of Marketing and Strategy	2003 2002 2001	$107,496 — —	$67,530 — —	$23,459 — —	(4)	— — —	$	— — —

Tracy G. Smith, Vice President and Chief Financial Officer	2003 2002 2001	$101,755 — —	$22,318 — —	— — —		— — —		$6,777 — —

(1)	Amount represents relocation expenses paid to Mr. Wilkin on December 31, 2003, above the amount estimated and accrued as of October 31, 2002, as agreed by the Compensation Committee. See also (2) below.

(2)	Amount represents an accrued estimate, as of October 31, 2002, of certain relocation expenses to be paid to Mr. Wilkin, as agreed by the Compensation Committee, in consideration for Mr. Wilkin agreeing to accelerate his relocation to Roanoke, Virginia.

(3)	Original moving allowance paid to Mr. Wilkin when hired in September 2001.

(4)	Amount represents relocation expenses paid to Mr. Carson.

(5)	These amounts represent the Company’s contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers.

Stock Option Grants

The Company did not grant any stock options in the last fiscal year.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning stock options exercised during the fiscal year ended October 31, 2003 by executive officers named in the Summary Compensation Table above and the value of unexercised options held by such executive officers as of October 31, 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at October 31, 2003 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Neil D. Wilkin, Jr.	—	$—	15,625	15,625	$ —	$ —
Luke J. Huybrechts	—	—	9,502	9,826	—	—
Charles W. Carson	—	—	—	—	—	—
Tracy G. Smith	—	—	1,500	3,500	3,015	7,035

(1)	Represents the difference between the exercise price of the outstanding options and the closing price of the Common Shares on the date the option was exercised.
(2)	Represents the difference between the exercise price of the outstanding options and the closing price of the Common Shares on October 31, 2003, which was $6.65 per share.

Employment Agreements

Neil D. Wilkin, Jr. (President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an employment agreement dated as of November 1, 2002, approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary of $250,000. Additionally, during fiscal year 2003, Mr. Wilkin had an annual bonus opportunity under the Optical Cable Corporation 2003 Management Incentive Plan (the “2003 Management Bonus Plan”) equal to 40% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, with his actual bonus being levered up or down based on performance relative to that goal. Additionally, the Compensation Committee had the option, at its discretion, to increase or decrease the amount of the annual bonus (if any) by up to 20% of the amount of the bonus earned based on the achievement of specific individual goals. The maximum award payable to any individual participant in the 2003 Management Bonus Plan was 200% of the participant’s target bonus opportunity. The term of Mr. Wilkin’s employment agreement is three years, subject to certain renewal features. Mr. Wilkin is currently the Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Wilkin was paid a bonus of $73,208 pursuant to the 2003 Management Bonus Plan.

Luke J. Huybrechts (Senior Vice President of Sales)

Mr. Huybrechts is employed pursuant to an employment agreement, dated as of November 1, 2002, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Huybrechts is paid an annual base salary of $175,000. Additionally, Mr.

Huybrechts had an annual bonus opportunity under the 2003 Management Bonus Plan equal to 35% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, as well as achievement of certain quantified divisional goals and specifically identified divisional objectives, with his actual bonus being levered up or down based on performance relative to those goals. Additionally, the President and Chief Executive Officer had the option, at his discretion, to increase or decrease Mr. Huybrechts’ annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Huybrechts based on his achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2003 Management Bonus Plan. Therefore, aggregate discretionary bonus increases for all participants could not exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2003 Management Bonus Plan was 200% of the participant’s target bonus opportunity. The term of Mr. Huybrechts’ employment agreement is three years, subject to certain renewal features. Mr. Huybrechts was paid a bonus of $51,036 pursuant to the 2003 Management Bonus Plan.

Charles W. Carson (Senior Vice President of Marketing and Strategy)

On January 8, 2003, the Company named Mr. Carson to the newly created position of Senior Vice President of Marketing and Strategy. Mr. Carson is employed pursuant to an employment agreement, dated as of January 2, 2003, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Carson is paid an annual base salary of $175,000. Additionally, Mr. Carson had an annual bonus opportunity under the 2003 Management Bonus Plan equal to 35% of his annual base salary pursuant to the terms of his agreement. The amount of the annual bonus opportunity was prorated for the period of Mr. Carson’s employment during fiscal year 2003. The amount of the annual bonus opportunity paid was dependent on the achievement of a quantified corporate EBITDA goal, as well as achievement of certain quantified divisional goals and specifically identified divisional objectives, with his actual bonus being levered up or down based on performance relative to those goals. Additionally, the President and Chief Executive Officer had the option, at his discretion, to increase or decrease Mr. Carson’s annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Carson based on his achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2003 Management Bonus Plan. Therefore, aggregate discretionary bonus increases for all participants could not exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2003 Management Bonus Plan was 200% of the participant’s target bonus opportunity. The term of Mr. Carson’s employment agreement is two years, subject to certain renewal features. Mr. Carson was paid a signing bonus of $25,000, and was paid $42,530 pursuant to the 2003 Management Bonus Plan.

Compensation Committee Report on Executive Compensation

Compensation Committee Responsibilities

The responsibilities of the Compensation Committee of the Board of Directors include, among other things: (i) review and approval of all compensation for the President and Chief Executive Officer; (ii) review and approval of the President and Chief Executive Officer’s employment agreement, if any; (iii) review of recommendations made by the President and Chief Executive Officer with respect to compensation for all executive officers other than the President and Chief Executive Officer; (iv) review of recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the President and Chief Executive Officer; (v) review of recommendations made by the President and Chief Executive Officer with respect to, and approval and administration of, the annual management incentive plan, if any, for key management personnel of the Company; (vi) establishment of the individual goals for the President and Chief Executive Officer under any annual management incentive plan; and (vii) carrying out related responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Company’s 1996 Stock Incentive Plan (the “Stock Incentive Plan”) is administered by the Board of Directors and the Compensation Committee of the Board of Directors, as appropriate. The Compensation Committee of the Board of Directors currently is composed of non-employee directors. The current members of the Compensation Committee are Messrs. Frazier and Weber.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Compensation Committee (in establishing compensation levels for the President and Chief Executive Officer) and the Company (in establishing compensation levels for other executives) considers many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team as well as other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Compensation Committee and the Company also consider: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the fiber optic industry, and experience of the individual.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below), and a “Compensation Strategy for Key Management Personnel” (set forth below), a substantial portion of which also applies to all employees of the Company.

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•	The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•	The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will promote an alignment of the interests of employees with the interests of the shareholders by having a meaningful portion of compensation based on financial results and actions that will generate shareholder value over time.

•	In order to reward financial performance over time, the Company’s compensation programs generally will consist of: base compensation, short-term variable incentives and long-term variable incentives. Where appropriate, short and long-term variable compensation will be significant components of total compensation.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for our employees.

Compensation Strategy for Key Management Personnel

The Company’s compensation strategy for its key management personnel is as follows:

•	Total compensation will include base salary and short-term and long-term variable incentives, where appropriate.

•	Compensation will be comparable to general and industry-specific compensation practices.

•	Generally, base compensation, and targeted short and long-term variable compensation, will be established within the range of compensation of similarly situated companies—a “compensation peer group”. In establishing a compensation peer group, the Company’s organization size and complexity is taken into account, and therefore the compensation peer group includes companies of similar size and complexity whether or not such companies are in the fiber optic industry.

•	When determining compensation for officers and senior managers, the Company takes into account the employee’s knowledge and experience, including industry specific knowledge and experience, to the extent such knowledge and experience contributes to the Company’s ability to achieve its business objectives.

•	The Company may adjust annual base salaries of employees if individual performance is at or above pre-established performance expectations.

•	Incentive award opportunities will increase or decrease in unison with short and long-term individual and/or corporate results.

•	Incentive compensation will make up a larger percentage of an employee’s total direct compensation when he or she has a significant impact on the financial and/or operational success of the Company.

•	Incentive compensation programs will be linked to strategic business objectives.

Executive Officer Compensation

Executive officer compensation is comprised of three components: base salary, annual incentive bonus compensation, and long-term incentive equity grants pursuant to the terms of Stock Incentive Plan (described below).

Bonuses payable to each participant under the Optical Cable Corporation 2003 Management Incentive Plan (the “2003 Management Bonus Plan”) were levered up or down based on performance relative to the participant’s goals under the plan. Additionally, the Compensation Committee could, at its discretion, increase or decrease the President and Chief Executive Officer’s annual bonus (if any) by up to 20% of the amount of the bonus earned by Mr. Wilkin based on his achievement of specific individual goals. Further, the President and Chief Executive Officer may, at his discretion, increase or decrease the annual bonus (if any) of any other participant in the 2003 Management Bonus Plan by up to 20% of the amount of the bonus earned by such participant based on his or her achievement of specific individual goals. Only the Compensation Committee could increase the aggregate amount payable under the 2003 Management Bonus Plan. Therefore, the aggregate discretionary bonus increases for all participants cannot exceed the aggregate discretionary bonus decreases for all participants without the approval of the Compensation Committee. The maximum award payable to any individual participant in the 2003 Bonus Plan was 200% of the participant’s target bonus opportunity. The Compensation Committee did not increase the aggregate amount payable under the 2003 Management Bonus Plan. The following bonuses were paid under the 2003 Management Bonus Plan to executive officers in January 2004: $73,208 to Mr. Wilkin, $51,036 to Mr. Huybrechts, $42,530 to Mr. Carson, and $17,321 to Ms. Smith.

Effective December 30, 2003, restricted stock awards were granted to Mr. Wilkin in the amount of 28,500 Common Shares; Mr. Huybrechts in the amount of 20,000 Common Shares; Mr. Carson in the amount of 20,000

Common Shares and Ms. Smith in the amount of 14,500 Common Shares. These restricted stock awards vest ratably on the last day of each fiscal quarter for 16 quarters beginning January 31, 2004. The restricted stock was issued pursuant to the Stock Incentive Plan. The restricted stock is subject to the following general restrictions: (i) no shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed under the provisions of the Stock Incentive Plan, and (ii) unless otherwise determined by the Compensation Committee of the Board or the Board, or unless in the event of certain described transactions, if a holder of restricted stock ceases to be employed by the Company, any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed will be forfeited.

Equity Compensation Plan Information

The Company adopted the Stock Incentive Plan on March 1, 1996. All of the executive officers are eligible to participate in the Stock Incentive Plan. Additionally, the Company’s employees participate in the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors, and the Compensation Committee, as appropriate. All grants under the Stock Incentive Plan are approved by either the full Board of Directors or the Compensation Committee.

The Stock Incentive Plan is intended to provide a means for key employees to increase their personal financial interest in the Company, and stimulate efforts of those employees and strengthen their desire to remain with the Company. The Company has reserved 750,000 Common Shares (as adjusted for the 1-for-8 reverse stock split approved July 30, 2002) for issuance in connection with incentive awards granted under the Stock Incentive Plan. Under the Stock Incentive Plan, the Company has granted (i) restricted stock awards and (ii) qualified incentive stock options at not less than fair market value on the date of grant. Restricted stock awards granted under the Stock Incentive Plan vest quarterly over 16 vesting dates with the first vesting date occurring on January 31, 2004. Options granted under the Stock Incentive Plan generally vest 25% after two years, 50% after three years, 75% after four years and 100% after five years or in equal quarterly installments over four years, with certain option grants vesting in equal monthly installments over four years.

The Compensation Committee receives recommendations from the President and Chief Executive Officer for any employee (other than the President and Chief Executive Officer) to receive a grant under the Stock Incentive Plan, and considers individual and Company performance in awarding long-term compensation pursuant to the Stock Incentive Plan. Although historically awards generally were in the form of qualified incentive stock options, the Compensation Committee has recently moved toward granting restricted stock awards under the Stock Incentive Plan.

Currently, substantially all of stock options previously awarded under the Stock Incentive Plan to employees have a exercise price significantly higher than the current price at which the Company’s Common Shares trade. The Compensation Committee believes that equity awards (including stock options), which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Compensation for President and Chief Executive Officer During Fiscal Year 2003

Mr. Wilkin is employed pursuant to an employment agreement, dated as of November 1, 2002, approved by the Compensation Committee, the terms of which have been described previously in this proxy statement. This employment agreement, as previously described herein, provides for objective performance measures prior to the awarding of any bonus compensation. During fiscal year 2003, Mr. Wilkin earned a base salary of $250,000, and a year end bonus of $73,208 pursuant to the 2003 Management Bonus Plan. Additionally, the Company accrued $4,805 in relocation expenses in fiscal year 2003 to be paid to Mr. Wilkin above the amount of relocation expenses estimated and accrued as of October 31, 2002, as agreed by the Compensation Committee.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the

Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as compensation pursuant to the Stock Incentive Plan), if it meets certain requirements, is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the current fiscal year will be deemed to exceed the limit. Furthermore, the Stock Incentive Plan generally is designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

Respectfully submitted,

Randall H. Frazier – Compensation Committee Member

Craig H. Weber – Compensation Committee Member

Report of the Audit Committee

During the fiscal year, the Audit Committee was comprised of Messrs. Frazier, Holland and Weber. Messrs. Frazier and Weber are considered independent members of the Audit Committee under the listing standards of Nasdaq and will be considered independent under the SEC’s audit committee independent standards which take effect on March 9, 2004 for the Company. Although Mr. Holland is considered independent under the applicable Nasdaq independence standards, Mr. Holland will not be considered independent under the SEC’s audit committee standards after March 9, 2004, because Mr. Holland performs consulting services for the Company in exchange for fees. Therefore, Mr. Holland will not be a member of the Audit Committee after the March 9, 2004 Annual Meeting. The Audit Committee operates under a written charter adopted by the board of directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, KPMG LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The independent auditors discussed with the Audit Committee matters required to be communicated by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which include, among other things:

•	the independent auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s financial statements;

•	the critical accounting policies and practices used by the Company;

•	any alternative treatments within accounting principles generally accepted in the United States of America for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements;

•	audit adjustments and any uncorrected financial statement misstatements; and

•	other material written communications between the independent auditors and management.

The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the independent auditors discussed with the Audit Committee that firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management regarding the audited financial statements and of the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall H. Frazier – Audit Committee Member

Craig H. Weber – Audit Committee Member

John M. Holland – Audit Committee Member

Independent Public Accountants

The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed for services rendered by KPMG LLP, the Company’s principal auditor, for the fiscal year ended October 31, 2003:

		Amount
Audit fees, excluding audit related fees (1)		$160,500
Financial information systems design and implementation fees		—
All other fees
Audit related fees (2)	$7,500
Other non-audit services (3)	$58,818

Total all other fees		$66,318

Total fees		$226,818

(1)	Audit fees, excluding audit related fees, includes annual financial statement audit and limited quarterly review services.

(2)	Audit related fees consist of services for the review of a registration statement on Form S-3 and issuance of a consent.

(3)	Other non-audit services consist of tax compliance and other tax services other than those directly related to the audit of the income tax accrual.

The Audit Committee of the Board of Directors of the Company has considered whether the provision of other non-audit services is compatible with maintaining KPMG LLP’s independence.

Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve services prior to commencement of the specified service. Under the policy, the Committee must pre-approve the provision of services by the Company’s principal auditor under arrangements not in existence on May 6, 2003 prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chairman of the Board of Directors, President and Chief Executive Officer, the Chief Financial Officer, or a designate of either with a statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

Performance Graph

The above graph compares the yearly percentage change in cumulative total shareholder return of the Company’s common stock against the cumulative total return of (i) the Nasdaq stock market, (ii) the old peer group, which consisted of Andrew Corporation, Belden, Inc., Cable Design Technologies, Inc., and Encore Wire Corp., (iii) the new peer group, which consists of Belden Inc., Cable Design Technologies Corp., CommScope Inc. and General Cable Corp., and (iv) Optical Cable Corporation. The Company believes that it does not fit the profile of the companies in the old peer group because such companies are either not operating within the same industry as the Company or are no longer of comparable market capitalization. The new peer group is comprised of companies that the Company believes are more representative of the industry in which it operates.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s officers, Directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

Except as set forth below, to the Company’s knowledge, based solely on review of copies of such reports furnished to the Company, and written representations from officers and Directors that no other reports were required during the fiscal year ended October 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with by such persons, except that Mr. Frazier and Mr. Holland reported the grant of stock options during 2002 late on one occasion. Additionally, Mr. Frazier reported the purchase of stock during 2003 late on one occasion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2003, the Company incurred fees associated with consulting services provided by Mr. Holland totaling $59,333 for various engineering projects.

During the year ended October 31, 2003, the Company incurred fees totaling $70,705 to Whitlock eBusiness Solutions for information technology services. These fees represented less than 1% of the annual revenue of Whitlock eBusiness Solutions. Mr. Weber served as Chief Executive Officer of Whitlock eBusiness Solutions until his resignation in November 2003. The Company continues to engage Ironworks Consulting, LLC (which purchased certain assets of Whitlock eBusiness Solutions) for information technology services.

Barbara B. Huybrechts, wife of Luke J. Huybrechts, is an employee of the Company. Her compensation in fiscal year 2003 was $62,628, plus $4,446 for contributions made by the Company to the Company’s 401(k) retirement savings plan for her benefit.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2005 ANNUAL MEETING

The Company’s bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s bylaws, a copy of which may be obtained without charge, upon written request to Kenneth W. Harber, Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or first class U.S. mail, postage prepaid, at the address shown above. To be timely, a shareholder’s notice must be received not later than January 7, 2005, for nominations to be made at the 2005 annual meeting. The notice must contain the information specified in the bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director of the Company, if elected.

Shareholders of the Company who desire to bring any other business that are intended to be presented at the Company’s 2005 annual meeting of shareholders must be received by the Company no later than October 15, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Shareholder proposals to be presented at the 2005 annual meeting by means other than inclusion in the Company’s proxy statement must be received by the Company after December 28, 2004.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2003, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy material.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2003. Such written requests should be sent to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary. Additionally, our SEC filings are available to the public on the SEC Internet site (http://www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Kenneth W. Harber, Corporate Secretary.

By Order of the Board of Directors

/s/ Kenneth W. Harber
Kenneth W. Harber
Secretary

Date: February 12, 2004

Appendix A

OPTICAL CABLE CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

ADOPTED BY BOARD OF DIRECTORS

ON FEBRUARY 10, 2004

Introduction

This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees and directors of the Company. All of our employees and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior.

If a law conflicts with a policy in this Code, you must comply with the law. If you have any questions about these conflicts, you should ask your supervisor, the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources how to handle the situation.

An employee who violates this Code shall be subject to immediate disciplinary action, up to and including termination of employment. In addition, the Company may initiate a lawsuit in court. Violations of this Code also may result in prosecution of the individual under any applicable criminal statutes. If you are in a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 14 of this Code.

1.      Compliance with Laws, Rules and Regulations 1. Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All employees must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, they are expected to exercise good judgment and most importantly to seek advice from supervisors, managers or other appropriate personnel when in doubt.

If deemed necessary by management, based on inquiries received from employees, etc., the Company will hold information and training sessions to promote compliance with laws, rules and regulations, including insider-trading laws.

2.      Conflicts of Interest

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or director, or members of his or her family, receive improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

It is almost always a conflict of interest for a Company employee to work for or have a material financial interest in a competitor, customer or supplier. You are not allowed to work for a competitor or to serve as a consultant or board member of a competitor. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Conflicts of interest are prohibited as a matter of Company policy, unless specifically approved by the Chief Executive Officer, and at least one other Executive Officer of the Company, or the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company’s Human Resources Department. Any employee or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 13 and Section 14 of this Code.

3.      Insider Trading

“Insider trading” means using confidential material information about the Company, its customers or suppliers to achieve an unfair advantage in the buying or selling of shares or other securities. “Material information” is usually defined as “information which, if publicly disclosed, would reasonably be expected to influence the decision of a reasonable investor to buy, hold or dispose of securities of the Company.”

Employees who involve themselves in insider trading (either by personally engaging in trading or by disclosing confidential material information to others) are subject to disciplinary action up to and including immediate termination, and prosecution.

Employees and directors who have access to confidential information about the Company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Company’s Chief Financial Officer or Chief Executive Officer.

4.      Corporate Opportunities

Employees and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of Company property or information or as a result of employment with the Company or service as a director without the consent of the Chief Executive Officer and least one other Executive Officer of the Company, or the Board of Directors. No employee or director may use Company property, information, or position for improper personal gain, and no employee or director may compete with the Company directly or indirectly. Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5.      Competition and Fair Dealing

We seek to outperform our competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other intentional unfair-dealing practice.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff or perceived as imposing an obligation on the recipient and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts that you are not certain are appropriate.

Directors, when acting on matters for the Company, should also follow the policies applicable to employees with respect to business gifts or entertainment.

6.      Discrimination and Harassment

The Company is committed to providing equal employment opportunities for all persons regardless of race, color, religion, sex, age, national origin, disability or veteran status.

Equal opportunity extends to all aspects of the employment relationship, including hiring, transfers, promotions, training, terminations, working conditions, compensation, benefits, and other terms and conditions of employment.

The Company complies with all federal and state equal employment opportunity laws and strives to keep the workplace free from all forms of discrimination and harassment, including sexual harassment. The Company has a zero-tolerance relative to discrimination and harassment and considers harassment in all forms to be a serious offense. Any reported violations of equal employment opportunity laws or this policy are investigated. Supervisors or employees found to have engaged in discriminatory conduct or harassment are subject to immediate disciplinary action up to and including termination.

The Company values and promotes diversity as a strategic advantage. Diversity refers to human differences, including those based on culture, ethnicity, gender and age.

7.      Health and Safety

The Company strives to provide each employee with a safe and healthy work environment. Each employee is responsible for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from influence of illegal drugs or alcohol. The use of illegal drugs or alcohol in the workplace will not be tolerated.

8.      Record-Keeping

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the Company’s Controller or Chief Financial Officer.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterization of people and companies that can be misunderstood. This applies equally to email, internal memos, and formal reports.

9.      Confidentiality

Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers or suppliers, except when disclosure is authorized by the Chief Executive Officer or the Chief Financial Officer, or required by laws or regulations in which case the employee shall promptly notify the Chief Executive Officer and the Chief Financial Officer of such potential required disclosure. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers or suppliers, if disclosed. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, every employee will be required to execute an agreement which includes requirements regarding confidentiality of Company information and other confidential information an employee may possess.

10.    Protection and Proper Use of Company Assets

All employees should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

11.    The obligation of employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties. In connection with this obligation, every employee will be required to execute an agreement which includes requirements regarding confidentiality of Company information and other confidential information an employee may possess.

12.    Prohibition Against Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. governmental personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s Chief Executive Officer or Chief Financial Officer can provide guidance to you in this area.

13.    Waivers of the Code of Business Conduct and Ethics; Amendments

This Code of Business Conduct and Ethics has been approved by the Company’s Board of Directors. Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by law or regulation. It may be amended only by the Board of Directors.

14.    Reporting any Illegal or Unethical Behavior

Violations of the Code. Any employee who believes that a violation of this Code has occurred should report that concern to his or her immediate supervisor, the Chief Executive Officer or the Chief Financial Officer. The Audit Committee has also established a procedure for receiving confidential, anonymous submissions from employees of concerns regarding questionable accounting or auditing matters. This procedure may also be used if an employee wishes to report any suspected violation of the Code by a senior Company officer or director. See “Accounting and Auditing Matters” below.

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

Directors should report any suspected violations of this Code to a member of the Audit Committee if a Director or a senior Company officer is involved. Any other suspected violations should be reported by Directors to the Chief Executive Officer or Chief Financial Officer.

Accounting and Auditing Matters. The Audit Committee of the Board of Directors has established the following procedure for receiving confidential, anonymous submissions from employees of concerns regarding questionable accounting or auditing matters by a senior Company officer or director. Any employee wishing to submit any information of this nature should contact the Audit Committee directly by writing to the following address:

Audit Committee

Board of Directors

Optical Cable Corporation

P.O. Box 1401

Salem, Virginia 24153

Correspondence to the above address is received directly by a member of the Audit Committee.

Any employee may submit a good faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind.

15.    Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep mind:

•	Make sure you have the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it may be.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the questions, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. In the rare case in which it may not be appropriate to discuss an issue with your supervisor, or in which you do not feel comfortable approaching your supervisor with your questions, discuss it with the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

Appendix B

OPTICAL CABLE CORPORATION

CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER AND

SENIOR FINANCIAL OFFICERS

ADOPTED BY BOARD OF DIRECTORS

ON FEBRUARY 10, 2004

The Company has a Code of Business Conduct and Ethics applicable to all employees and directors of the Company. The Chief Executive Officer, the Chief Financial Officer and Controller, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Business Conduct and Ethics, the Chief Executive Officer, the Chief Financial Officer and the Controller are subject to the following additional specific policies:

1.	The Chief Executive Officer, the Chief Financial Officer and the Controller are responsible for full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with or furnishes to the Securities and Exchange Commission and in other public communications made by the Company. Accordingly, it is the responsibility of the Chief Executive Officer and the Chief Financial Officer to promptly bring to the attention of the Audit Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Audit Committee in fulfilling its responsibilities. Likewise, it is the responsibility of the Controller to promptly bring to the attention of the Chief Executive Officer or the Chief Financial Officer any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities.

2.	The Chief Executive Officer and the Chief Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls. Likewise, the Controller shall promptly bring to the attention of the Chief Executive Officer or the Chief Financial Officer any information he or she may have concerning such significant deficiencies or fraud described in (a) or (b).

3.	The Chief Executive Officer and the Chief Financial Officer shall promptly bring to the attention of the Chief Executive Officer or Chief Financial Officer and the Audit Committee any information he or she may have concerning any violation of the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

B-1

4.	The Chief Executive Officer and the Chief Financial Officer shall promptly bring to the attention of the Chief Executive Officer or Chief Financial Officer and the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures.

5.	The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of these additional procedures by the Chief Executive Officer and the Chief Financial Officer. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or its designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

B-2

Appendix C

OPTICAL CABLE CORPORATION

Audit Committee Charter

February 10, 2004

The purpose of the Audit Committee (the “Committee”) is to represent and assist the Board of Directors in the general oversight of the Corporation’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Committee reports to the full Board of Directors on all matters within the Committee’s responsibilities. The Committee will not infringe on and does not undertake to supervise or control activities and functions properly belonging to the senior management of the Corporation in the normal operations of the Corporation.

The Committee shall be composed of no fewer than three directors determined by the Board of Directors to meet the independence and financial literacy requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”) and applicable federal law. Appointment of the Committee, including the designation of the Chairperson of the Committee, if any, and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the Board of Directors. The Committee shall review and reassess the adequacy of its charter annually. The Committee shall cause to be provided to NASDAQ such appropriate written confirmation concerning these matters as NASDAQ may from time to time require.

The independent auditors shall be ultimately accountable to the Committee on all matters pertaining to their engagement, and the independent auditors shall report to the Committee as the Board of Directors’ representative. The Committee shall encourage open communication among the Committee, independent auditors and the Corporation’s management regarding matters within the Committee’s responsibilities. The Committee shall establish a calendar incorporating regular reporting items it requires from independent auditors and the senior management during the fiscal year.

To carry out the Committee’s responsibilities:

1.	The Committee, as the Board of Directors’ representative, has the authority and responsibility to evaluate, appoint, compensate, retain, replace and oversee the independent auditors. The Committee shall require the independent auditors to submit periodically a formal written statement delineating all relationships between the independent auditors and the Corporation, including audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefor. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors, and for taking appropriate action in response to the independent auditors’ report to satisfy itself of their independence. More specifically, the Committee will pre-approve services to be performed by the independent auditors prior to commencement of the specified service. Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Committee must pre-approve the provision of services by the Company’s principal auditor under arrangements not in existence on May 6, 2003 prior to commencement of the specified service. The requests for pre-approval are submitted to the Committee by the Chairman of the Board of Directors, President and Chief Executive Officer, the Chief Financial Officer, or a designate of either with a statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

2.

The Committee will meet with the independent auditors and the Corporation’s senior management to review the scope and methodology of the proposed audits for each fiscal year. The independent auditors shall provide regular reports to the Committee during the fiscal year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached. At least annually, the independent auditors and senior management will review with the Committee any audits of and recommendations relating to employee benefit plans.

3.	Senior management and the independent auditors shall review with the Committee the Corporation’s interim and annual financial statements, and, prior to filing with the Securities and Exchange Commission, drafts of the Corporations Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Quarterly, the independent auditors may provide to the Committee, at the Committee’s request, a review letter as contemplated by applicable auditing standards. During each fiscal year, the independent auditors shall review with the Committee their comments and recommendations, if any, which are intended to improve the Corporation’s internal controls over financial accounting and reporting. The Committee will also review in detail any reports of examination issued by federal and state regulatory agencies as well as the Corporations’ responses thereto.

4.	The independent auditors shall discuss with the Committee matters required to be communicated by applicable auditing standards which include, among other things:

•	the independent auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s financial statements;

•	the critical accounting policies and practices used by the Company;

•	any alternative treatments within accounting principles generally accepted in the United States of America for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements;

•	audit adjustments and any uncorrected financial statement misstatements; and

•	other material written communications between the independent auditors and management.

The independent auditors shall also provide to the Committee the written disclosures required by applicable independence standards and the independent auditors shall discuss with the Committee that firm’s independence from the Company and its management.

5.	The independent auditors and senior management shall identify to the Committee significant business, financial or legal issues that may significantly impact the Corporation’s financial statements and internal control systems. During each fiscal year, senior management shall report to the Committee as to all significant litigation, threatened litigation or potential litigation in which the Corporation and its subsidiaries are or may be engaged, as well as the anticipated or potential impact of such litigation, threatened litigation or potential litigation on the Corporation.

6.	During each fiscal year, senior management shall review with the Committee the Corporation’s monitoring efforts and procedures to ensure compliance with laws and governmental regulations. Senior management shall provide such information to the Committee as is reasonably required to keep the Committee current on changes in accounting standards and securities regulations affecting the Corporation, as well as material developments in the industry generally and the promulgation of regulations materially affecting the industry.

7.	If the occasion arises, senior management will report as soon as possible to the Committee any material violation of laws or governmental regulations or fraud. The Committee has the authority to investigate any matter brought to its attention within the scope of its duties and to retain independent legal counsel, at its discretion and without permission from the Board of Directors or management.

8.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	The Committee shall hold at least four meetings each fiscal year. The Chairperson of the Committee, if any, has authority to call Committee meetings, to preside at such meetings and to make assignments to Committee members. The Committee will evaluate findings and recommendations of the independent auditors and make recommendations as warranted to the Board of Directors.

10.	At every meeting of the Committee where the independent auditors are present, the independent auditors shall for at least a portion of such meeting meet with the Committee without members of management present.

11.	Senior management shall report all proposed related party transactions to the Committee, and the Committee shall be responsible for the approval, review and oversight contemplated by NASDAQ with respect to any such reported transactions.

12.	The Corporation shall provide the Committee such support, including payment of ordinary administrative expenses and access to and use of the Corporation’s records, physical properties, management, staff, independent auditors, attorneys and consultants, as the Committee deems necessary to discharge its responsibilities.

13.	The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms for such advisors.

Appendix D

As adopted by the

Board of Directors on

February 10, 2004

OPTICAL CABLE CORPORATION

2004 NON-EMPLOYEE DIRECTORS STOCK PLAN

1.      Purpose. The purpose of this Optical Cable Corporation 2004 Non-Employee Directors Stock Plan (the “Plan”) is (i) to provide Optical Cable Corporation (the “Company”) with the ability to pay fees to non-employee members of the Board of Directors in the form of Company common stock (rather than in cash or other forms of compensation) for services rendered as members of the Board of Directors of the Company, and (ii) to encourage ownership in the Company by non-employee members of the Company’s Board of Directors in order to promote an alignment of interests with the shareholders.

2.      Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” occurs if, after an applicable Date of Grant,

(i)	any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors; or

(ii)	as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company’s Board, or any successor’s board, within three years of the last of such transactions; or

(iii)	a liquidation of the Company.

For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) or (iii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Optical Cable Corporation, a Virginia corporation.

(f) “Company Stock” means shares of Optical Cable Corporation Common Stock, subject to the limits of Section 4. Such shares shall be subject to adjustment as provided in Section 12.

(g) “Company Stock Award” means Company stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(h) “Date of Grant” means the date on which an Award is granted by the Board.

(i) “Disability” or “Disabled” means a disability as determined solely by the Board; and any such determination shall be conclusive.

(j) “Fair Market Value” means (i) if the Company Stock is traded on an exchange, the closing sales price of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the closing sales price as reported by NASDAQ. Fair Market Value shall be determined based on the closing price as of the applicable date; provided that in the event the market is closed or the Company Stock is not traded on the applicable date, the value as of such applicable date shall be determined as of the last preceding day on which the Company Stock is traded.

(k) “Participant” means any member of the Board who is not a full-time employee of the Company or of any parent or subsidiary of the Company and who receives a Company Stock Award under the Plan.

(l) “Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

3.      General. Company Stock Awards may be granted under the Plan to Participants as compensation for service as members of the Board of Directors of the Company.

4.      Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock, which shall be authorized, but unissued shares.

5.      Eligibility.

(a) Each director of the Company who is not a full-time employee of the Company or of any parent or subsidiary of the Company shall be eligible to receive Company Stock Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 13, to grant Participants Company Stock Awards as compensation for services provided to the Company by such Participants, and to determine for each such Participant the terms and conditions, and the number of shares to be allocated to each Participant as part of each Company Stock Award.

(b) The grant of a Company Stock Award shall not obligate the Company to pay a Participant any particular amount of remuneration or to make further grants to the Participant at any time thereafter.

6.      Company Stock Awards.

(a) Whenever the Board deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted and the terms and conditions to which the Company Stock Award is subject. This notice shall become an award agreement between the Company and the Participant. A Company Stock Award may be made by the Board in its discretion without cash consideration.

(b) None of the Company Stock issued pursuant to the Plan may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the Date of Grant; provided, however, that the Board may establish as to each Company Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. Such terms and conditions may include, without limitation, lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control. Notwithstanding the foregoing, the Board may at any time, in its sole discretion, waive or remove any restrictions.

(c) Upon the acceptance by a Participant of a Company Stock Award, such Participant shall, subject to the restriction set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Company Stock subject to such Company Stock Award, including, but not limited to, the right to vote such shares of Company Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Company Stock shall bear a legend referring to the restrictions set forth in the Plan, the Participant’s award agreement, and such other securities legends reasonably recommended by the Company’s counsel. If shares of Company Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s award agreement must be given to the shareholder in the manner required by law.

7.      The Board, in its sole discretion, may add a deferral feature to the Plan to allow Participants the opportunity to defer the receipt of Company Stock Awards to later tax periods.

8.      The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Company Stock Award.

9.      Transferability of Company Stock Awards. Except as otherwise provided in Section 6, Company Stock Awards may be transferable by a Participant unless otherwise specifically provided in the Company Stock Award.

10.    Effective Date of the Plan. This Plan shall be effective as of March 9, 2004 and shall be submitted to the shareholders of the Company for approval. The Company may, in its discretion, delay delivery of a certificate required upon the granting or vesting of a Company Stock Award until (i) the admission of such shares to list on any stock exchange (including NASDAQ) on which the Common Stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law, ruling, or regulation of any governmental regulatory body that the Company shall, in its sole discretion, determine if necessary or advisable, and (iii) the Company shall have been advised by counsel that it has complied with all applicable legal requirements.

11.    Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on ten (10) years after the effective date. No Company Stock Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Company Stock Awards granted under the Plan (except pursuant to Section 12), unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Company Stock Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under a Company Stock Award previously granted to him or her.

12.    Change in Capital Structure.

(a) The number of shares reserved for issuance under the Plan, the terms of Company Stock Awards, and all computations under the Plan shall be appropriately adjusted by the Board should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any Company Stock Award, the Board may adjust appropriately the number of shares covered by such award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the

Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Board may take such actions with respect to outstanding Company Stock Awards as the Board deems appropriate.

(c) Any determination made or action taken under this Section 12 by the Board shall be final and conclusive and may be made or taken without the consent of any Participant.

13.    Administration of the Plan. The Plan shall be administered by the Board. The Board shall have general authority to impose any limitation or condition upon a Company Stock Award that the Board deems appropriate to achieve the objectives of the Company Stock Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Board shall have the power and complete discretion to determine (i) which eligible non-employee directors shall receive a Company Stock Award, (ii) the number of shares of Company Stock to be covered by each Company Stock Award, (iii) the fair market value of Company Stock, (iv) the time or times when a Company Stock Award shall be granted, (v) conditions relating to the length of time before disposition of Company Stock received upon receipt of a Company Stock Award is permitted within the terms of the Plan, (vi) the terms and conditions applicable to Company Stock Awards, (vii) whether to accelerate the time at which any restriction with respect to Company Stock Awards will lapse or be removed, (viii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (ix) any additional requirements relating to Company Stock Awards that the Board deems appropriate. The Board shall have the power to amend the terms of previously granted Company Stock Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

(b) The Board may adopt rules and regulations for carrying out the Plan.

The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

14.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a) if to the Company—at its principal business address to the attention of the Chief Financial Officer;

(b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

15.    Miscellaneous. By accepting any Company Stock Award under the Plan, each Participant, and each person claiming under or through such person, shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 9, 2004

The undersigned appoints Neil D. Wilkin, Jr. and Luke J. Huybrechts, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation on March 9, 2004, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors

☐	FOR the FIVE nominees listed below	☐	WITHHOLD AUTHORITY to
	(except as marked to the contrary below)		vote for the FIVE nominees listed below

Nominees:  Neil D. Wilkin, Jr.; Luke J. Huybrechts; Randall H. Frazier; John M. Holland; and Craig H. Weber

(INSTRUCTION:  To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.	To adopt the 2004 Non-employee Directors Stock Option Plan and approve the reservation of 250,000 Common Shares for issuance under the 2004 Non-employee Directors Stock Option Plan

☐ FOR this proposal	☐ AGAINST this proposal	☐ ABSTAIN

3.	To ratify the appointment of KPMG LLP as independent auditors for the Company for fiscal year 2004

☐ FOR this proposal	☐ AGAINST this proposal	☐ ABSTAIN

4.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.

Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s signature

Joint Holder’s Signature (if applicable)

Date:

When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, FOR proposal 3 above, FOR proposal 4 above and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.